UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 30, 2019

Flat Rock Capital Corp.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	000-55767	82-0894786
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1350 6th Avenue, 18th Floor

New York, NY 10019

(Address of principal executive offices)

(212) 596-3413

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Item 3.02	Unregistered Sales of Equity Securities

On November 29, 2019, Flat Rock Capital Corp. (the “Company”) accepted subscriptions for approximately 21,497 shares of its common stock, par value $0.001 per share (the “Common Stock”), at $19.77 per share, for aggregate proceeds of approximately $425,000, which constituted less than 1% of the outstanding shares of the Company on such date. On December 29, 2019, the Company accepted subscriptions for approximately 106,835 shares of its Common Stock, at $19.75 per share, for aggregate proceeds of approximately $2,110,000.

With respect to both the issuance of shares on November 29, 2019 and the issuance of shares on December 29, 2019, no underwriting discounts or commissions have been or will be paid. The issuances of Common Stock are exempt from the registration requirements of the Securities Act of 1933, as amended, pursuant to Section 4(a)(2) and Rule 506(b) of Regulation D thereof. The Company has not engaged in general solicitation or advertising with regard to the issuances and sales of Common Stock and has not offered securities to the public in connection with such issuances and sales.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Flat Rock Capital Corp.

Dated: January 8, 2020	By:	/s/ Robert K. Grunewald
	Name:	Robert K. Grunewald
	Title:	Chief Executive Officer

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